SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

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FORM 8-K

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CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):   May 22, 2008

COX DISTRIBUTING, INC.

(EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

Nevada	333-145712	26-0491904
(STATE OR OTHER JURISDICTION OF INCORPORATION OR ORGANIZATION)	(COMMISSION FILE NO.)	(IRS EMPLOYEE IDENTIFICATION NO.)

P.O. Box 430

Cokeville, WY 83114

(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

(208) 317-2500

(ISSUER TELEPHONE NUMBER)

(FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01

Other Events.

On May 22, 2008, Cox Distributing, Inc., a Nevada corporation, (the “Company”) entered into a non-binding letter of intent (the “Letter of Intent”) with Armco & Metawise (HK) Limited (“Armco”) in an effort to expand its current line of business.  Pursuant to the terms of the Letter of Intent, Armco and the Company will commence the negotiation and preparation of a definitive acquisition agreement which shall contain customary representations, warranties and indemnities as agreed upon by Armco, the Company and their shareholders whereby Armco will be acquired by the Company on or before June 30, 2008 (the “Acquisition”), provided the requisite financial statements for Armco are completed.

Pursuant to the Letter of Intent, the principal terms of the Acquisition will be as follows: The Company shall issue Armco’s shareholders, shares of the Company’s common stock whereby such shareholders shall own 51% of the Company’s shares of common stock on a post closing, post financing basis in exchange for 100% of the issued and outstanding shares of Armco.  The contemplated financing shall take place after closing of the Acquisition.

The following sets forth a brief description of Armco:

Armco is a Hong Kong company engaged in the business of import/export and distribution of metal ores, non-ferrous metal and recycling of steel scrap.  Operating through its subsidiaries in China, Armco supplies arrange of raw materials for the metal refinery industries, focusing on iron ore, nickel ore, manganese ore, chrome ore, copper ore, and steel scrap while it exports certain raw materials such as charcoal, ferroalloy and nonferrous metal.

Item 9.01.

Financial Statements, Pro Forma Financial Information and Exhibits.

(a)

Financial Statements of Businesses Acquired.

None; not applicable.

(b)

Pro Forma Financial Information.

None; not applicable.

(c)

Exhibits.

None.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

COX DISTRIBUTING, INC.

Dated: May 22, 2008	By:	/s/ Stephen E. Cox
Stephen E. Cox
President, CEO, CFO and Director

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